Exhibit 5.1

SIDLEY AUSTIN LLP
787 SEVENTH AVENUE
NEW YORK, NY 10019
+1 212 839 5300
+1 212 839 5599 FAX

AMERICA • ASIA PACIFIC • EUROPE

September 30, 2025

Mercedes-Benz Retail Receivables LLC
35555 W. Twelve Mile Road, Suite 100
Farmington Hills, Michigan  48331

Re:          Registration Statement on Form SF-3

Ladies and Gentlemen:

We have acted as special counsel to Mercedes-Benz Retail Receivables LLC, a Delaware limited liability company (the “Depositor”), in connection with the registration statement on Form SF-3, filed by the Depositor with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement, as filed with the Commission on the date hereof, is referred to herein as the “Registration Statement”.

The Registration Statement relates to the offering from time to time of asset-backed notes to be issued in series (the “Notes”). As set forth in the Registration Statement, a separate trust (each, an “Issuer”) will be created for each series of Notes pursuant to a separate trust agreement between the Depositor and an owner trustee (the “Owner Trustee”). Each Issuer will cause a series of Notes to be issued under and pursuant to a separate indenture (each, an “Indenture”) between the Issuer and an indenture trustee (the “Indenture Trustee”). The Issuer, Owner Trustee and Indenture Trustee will be identified in the prospectus for each series of Notes. The assets of each Issuer will consist primarily of a pool of motor vehicle retail installment sale contracts and installment loans.

As special counsel to the Depositor, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this opinion letter.

In our examination, we have assumed, without independent investigation, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by other means of electronic transmission or which we obtained from sites on the internet and the authenticity of the originals of such latter documents.   As to facts relevant to this opinion letter, we have relied without independent investigation upon certificates and oral or written statements and representations of public officials and officers and other representatives of the Depositor and others.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion, that when the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, the Notes have been duly executed, authenticated and delivered in accordance with the terms of the related Indenture and issued and delivered against payment therefor as described in the Registration Statement, the Notes will be legally issued and will constitute valid and binding obligations of the related Issuer.

The foregoing opinions are subject to the following qualifications, exceptions, assumptions and limitations:

A.         The foregoing opinion is limited to matters arising under the laws of the State of New York.  We express no opinion as to the laws, rules or regulations of any other jurisdiction, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, in each case as to any matters arising thereunder or relating thereto.

B.          We express no opinion as to any provision of any instrument, agreement or other document: (i) regarding severability of the provisions thereof; (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof; (iii) regarding waiver of usury, stay, extension or similar laws; (iv) regarding specific performance or the grant of any power of attorney; or (v) requiring any party to take further action or to enter into further agreements or instruments or to provide further assurances.  In addition, we wish to advise you that rights to indemnity and contribution may be limited by applicable law or public policy.

C.          Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief and including, to the extent applicable, the rights of creditors of “financial companies” (as defined in Section 201 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) or their affiliates.

The opinions expressed herein are expressed and made as of the date hereof and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. By such consent we do not concede that we are an “expert” for the purposes of the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Sidley Austin LLP